UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015

WELLNESS CENTER USA, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

1014 E Algonquin Rd, Ste. 111, Schaumburg, IL, 60173
(Address of Principal Executive Offices)

(847) 925-1885
(Issuer Telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2015, the Company issued a press release stating that the Company entered into a Joint Venture Agreement, effective as of January 12, 2015, with The Medical Alliance, Inc., a Florida-based corporation, to work together in the further development, marketing, licensing and/or sale of PSI technology and products. A copy of the Joint Venture Agreement was included as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2014 filed on January 15, 2015, and is the legal document that governs the terms of the transaction described therein and the other actions contemplated by the Joint Venture Agreement. The discussion of the Joint Venture Agreement set forth herein and in the attached press release is qualified in its entirety by reference to said Exhibit 10.8.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of business acquired. None.

(b)

Pro forma financial information.   None.

(c)

Shell Company Transaction. Not applicable.

(d)

Exhibits.

99.1

Press Release of Wellness Center USA, Inc. dated January 15, 2015.

* Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any omitted exhibits and schedules upon request by the SEC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Wellness Center USA, Inc. dated January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: January 21, 2015	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer